UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2015

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford MA	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 221-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2015, we announced our appointment of Karl E. Johnsen to the position of senior vice president and chief financial officer, effective October 1, 2015.  Mr. Johnsen will serve at an annual salary of $325,000, and will be offered an executive retention agreement consistent with our agreements with our other non-CEO executives.  Mr. Johnsen also will be eligible to participate in the Executive Annual Incentive Bonus Plan for the year ending June 30, 2016, with an annual bonus target of $325,000, and will receive an equity award equivalent to $1,000,000 in value to be allocated as we determine between restricted stock units and stock options.

Mr. Johnsen has served as our Vice President, Corporate Controller since November 2013.  From October 2012 to August 2013, Mr. Johnsen was Vice President and Chief Accounting Officer/Controller for Avid Technology, a provider of digital media content-creation products and solutions.  From December 2011 to October 2012, Mr. Johnsen was Corporate Vice President, Finance at FusionStorm Global, Inc., a provider of diversified information technology services.  From February 2007 to December 2011, Mr. Johnsen served as Vice President, Finance at GlassHouse Technologies Inc., a provider of data center consulting, technology integration and managed services.  Mr. Johnsen is 46 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: September 28, 2015	By:	/s/ Frederic G. Hammond
Frederic G. Hammond Senior Vice President and General Counsel